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                                                                    EXHIBIT 99.2

TRANSCRIPT


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OPERATOR

Welcome to the WMS Industries fiscal fourth-quarter results conference call. During the presentation all participants will be in a listen-only mode. Afterwards, we will conduct a Q&A session. As a reminder, this conference is being recorded Tuesday, August 12, 2003. I would now like to turn the conference over to Brian Gamache, President and Chief Executive Officer.

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BRIAN GAMACHE

Thanks, April. Welcome to WMS' fiscal 2003 fourth-quarter conference call. On the call with me today is Scott Schweinfurth, our CFO, Orrin Edidin, our Chief Operating Officer, and Kathleen McJohn, our General Counsel. On today's call, we will update you on the progress of product approvals and our reemergence strategy and discuss the financial results for the past quarter. At the end of the call, we'll take questions from investors and analysts. Before we get to the heart of the call, Kathleen will present a few cautionary comments.

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KATHLEEN MCJOHN

Thanks Brian. I need to remind everyone that today's call and simultaneous webcast contain forward-looking statements concerning future business conditions and the outlook for the Company based on currently-available information that involves risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward-looking statements, depending on factors described under Item one: Business risk factors, in the Company's annual report on Form 10-K. The forward-looking statements made on this call, the webcast and the archived version of the webcast, are only made as of this date, and the Company undertakes no obligation to publicly update the forward-looking statements to reflect subsequent events or circumstances, except as required by law. I will now turn the call over to Brian for an overview of our progress.

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BRIAN GAMACHE

Thanks Kathleen. I am pleased to report that we remain on schedule for the key milestones in our plan to reemerge with a new operating system, new gaming cabinet, and a new, broader product line to address all categories of gaming devices on a typical casino floor. As a result of our employees' ongoing focus on each of the tasks required for a reemergence, we believe WMS is well down the path to regain its status as one of the leading suppliers of casino gaming devices.

The most exciting and satisfactory part for me personally, is that our employees rose to the many challenges that we faced 20 months ago, and have successfully reinvented WMS in areas such as engineering, technical and regulatory compliance, game development, program management, intellectual property, manufacturing and customer service. We are now about 45 days away from beginning to realize the fruits of our collective efforts, with a goal of re-establishing ourselves as an industry leader.


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The status of our submissions to the gaming laboratories convinces me that we are on track to meet our approval timetables. Scott will provide a more detailed summary of approval status, but we continue to expect to receive the first approval from GLI on the commercial version of CPU-NXT operating system in September, and because of recent progress, we now expect to receive the first approvals from GLI for games designed to run on this operating system in September, as well as the first marketable Bluebird upright video cabinet approval in November.

Approvals in other jurisdictions should be forthcoming within six months of these initial approvals, resulting in a steady increase in revenue throughout fiscal 2004. Highlighting customers' desire for our products, we recently received commitments for two sizable orders for new units, and are actively pursuing other agreements. Additional commentary on these orders will be provided over the next several weeks.

At the upcoming G2E trade show in Las Vegas, September 16-18, we will conduct a launch event for all of our new products and platforms, and we hope many of you will join us at the show to get a closer look at our impressive lineup.

I will now turn the call over to Scott to review the fourth-quarter financial results.

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SCOTT SCHWEINFURTH

Today, WMS reported a loss of 17 cents per share for the June 2003 quarter, compared to a profit of 2 cents per share reported in the June 2002 quarter. The 17 cent per share loss includes the following charges in the June 2003 quarter.

As previously reported, the Company recorded a pre-tax charge of $3.5 million related to the purchase of rights to 250,000 shares of restricted stock at a discount from the then-current market value. Also, as previously announced, we recorded a pre-tax charge of $3.4 million to write off inventory and distribution rights assets related to the expiration of the Rapid Roulette distribution agreement in order to focus on our core products and reemergence plan. We also wrote down inventory by $1.1 million pre-tax related to the Survivor Wide-Area Progressive product. Additionally, the effective income tax rate for the quarter includes a net provision of $0.6 million stemming from the settlement of prior year income tax returns with the Internal Revenue Service, and the resulting impact on various tax agreements between WMS and our former subsidiary, Midway Games. The Company has now fully reserved its tax advance receivables from Midway, due to the uncertainty of the timing of the payback period.

Revenue in the June 2003 quarter grew by $7.7 million, or 18%, to $50.9 million, reflecting an increase of $12.3 million in product sales, partially offset by a $4.6 million reduction in gaming operations revenue. The increase in product sales revenues was attributable to an 8% increase in the number of gaming devices sold, to 2,461 units compared to 1,312 units sold in the prior year quarter -- and, as expected, continued increases in used game and conversion revenues.

During the quarter we shipped over 1,900 conversion kits, as casino operators refreshed their installed WMS gaming devices with some of our exciting new offerings. We expect continued strength in game conversion revenues over the next several months, as operators seek the benefits of our new games. Given that gross margins on these conversion kit sales are high, this represents a good interim opportunity for us over the next several quarters.

While we experienced a decrease in gaming operations revenues from the June 2002 quarter, on a sequential basis from the March 2003 quarter, we saw gaming operations revenues increase. The decrease in the installed base of our participation games during the June 2003 quarter was more than offset by a 12% improvement, or a $4.34 increase, in the net revenue per day from the March 2003 quarter, as we were able to aggressively refresh the installed base with new games. On a quarter over



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quarter basis, the decrease in gaming operations revenues in the June 2003 quarter was due to a decline in the average installed base of participation games of 746 units to 5,062 units, as well as a decrease in the net revenue per day to $41.44, from $42.64 in the June 2002 quarter.

The installed base of participation games at June 30, 2003, was 5,086 units, a decline of 214 units from the installed base at March 31, 2003, which represents the smallest decrease we have experienced in the last couple of quarters. While we believe that by June 30th we had stabilized the installed base, we do not expect to see significant growth until we can implement the Bluebird cabinet later this fiscal year and launch our Wide-Area Progressive games at the start of fiscal 2005.

Due to the favorable long-term performance of WMS' participation games, and particularly the improvements in the net revenue per day driven by our latest game offerings, the Company has a backlog of over 700 game conversions for new participation games. Our overall gross profit increased by $1.3 million, to $27.1 million. The gross margin on product sales revenues increased to 41% from 20% last year, due to higher margin products representing a greater percentage of product sales revenues, and higher production volume, which reduced the cost per units sold, partially offset by a decrease in the average sales price per unit. The gross margin on gaming operations revenues decreased to 70% from 84%, due to a $1.1 million write-down in inventory of the Survivor Wide-Area Progressive product, the write-down of $0.9 million of Rapid Roulette inventory, a decline in the net revenue per day and higher royalty rates payable to licensors.

The $1.3 million gross profit gain was more than offset by increases in selling and administrative costs, depreciation expense and research and development costs, that in total increased by $11.5 million. R&D costs increased by $2.9 million, or 35%, as we continued to implement our technology improvement plan while preparing to expand our product offerings and increase the number of games we offer our customers. Selling and administrative costs increased by $8.2 million as we incurred the following charges -- $3.5 million for the purchase of rights to restricted stock, and $2.5 million for the write-down of the Rapid Roulette distribution rights assets.

In addition, we continued to experience higher costs related to the Company's reemergence and the implementation of an Oracle Enterprise Resource Planning System. Depreciation expense increased by $0.4 million due to the higher rate of new game theme refreshers implemented in the June 2003 quarter. We expect that our selling and administrative expenses will continue to grow as we begin commercializing our CPU-NXT operating system and Bluebird cabinet, and to support the ramp up for our reemergence and expansion into multiple product lines.

Our effective tax rate for the quarter included favorable impacts from larger benefits related to export sales and higher Research and Development credits due to an overall increase in our international business and higher R&D spending. This was partially offset by the $0.6 million net provision to finalize prior year tax returns, and the related impacts of tax agreements with Midway Games. In July, we completed a $115 million private offering of our 2.75% convertible subordinated notes due in 2010. Given the favorable conditions in the convertible market at that time and our ability to raise the money at attractive rates, we elected to put in place this financing to allow us to take full advantage of growth opportunities over the next few years. Net proceeds of the offering will be used for working capital, capital expenditures and other general corporate purchases, which may include acquisitions or repurchases of shares of common stock under the Company's existing share buyback program. We feel that the success of this offering, the favorable trading history of the notes since issuance, and the increase in the size of the offering from an originally-anticipated $75 million to $115 million, inclusive of the over-allotment option, reflects and acknowledges the positive long-term prospects for WMS.

At June 30, cash and short-term investments totaled $160.3 million, including $2.3 million of restricted cash for Progressive Jackpots. In early July, we received the net proceeds from the over-allotment option. The net increase in cash levels from June 30 to March 31, 2003, was primarily due to the net proceeds of the note offerings of $96.5 million, partially offset by expenditures of $7.5


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million in the quarter for share buybacks under the program authorized by our
Board of Directors. In addition we spent $6 million on capital expenditures for participation gaming machines, which immediately generate revenue, and we spent $3.4 million for facilities and equipment. Our cash flow from operating activities totaled $2.1 million, benefiting primarily from $6 million of non-cash depreciation expense and $5.9 million of non-cash charges reviewed earlier.

At June 30, 2003, our book value per outstanding share was approximately $7.50. At June 30, we had $100 million of debt, which rose to $115 million in early July upon execution of the over-allotment option. Finally, our ratio of current assets to current liabilities is over 8.4-1.

During the quarter, we purchased 493,200 shares of WMS stock on the open market for $7.5 million at an average price of $15.16 per share, and have already purchased another $5 million worth of shares in the current quarter. To date, since the initial program was put into place in January 2002, we have repurchased 3.4 million shares, or 9.8 percent of the previous number of shares outstanding, for a total expenditure of $42.5 million at an average price of $13.31 per share. We currently have 29.1 million shares outstanding and $12.5 million remaining on the $25 million share buyback program approved by our Board of Directors. We anticipate that all of these purchases will prove to be a prudent use of our cash resources as we emerge with our new operating system, new cabinet and broadened array of product offerings.

From a financial perspective, we still expect the September quarter to result in a moderate operating loss, but no significant reduction in cash and investments, except for cash used for share repurchases. As we have demonstrated over the last 18 months, we have been able to manage the business without incurring significant operating losses or impacting our very solid balance sheet. We believe that we now have only one more difficult quarter to manage. We anticipate that once we begin to receive approvals on new products, that we will start to see a return on the investments that we have made, and that return will grow gradually over the balance of fiscal 2004. We expect to resume providing financial guidance once we see the pace of game sales pick up, and can more accurately forecast demand, which hopefully will be in our January conference call for our second quarter results.

I now want to talk about the status of product approvals. First, I want to explain the strategy we are deploying to expedite the approval process. For each product, we are making two submissions to the gaming lab. The first submission contains a basic product without all of the bells and whistles, which is intended to insure product functionality, and, for those jurisdictions that require it, a product that can be tested in the field. Once this first submission is approved, we make a second submission, which is the product that we plan to commercialize, as it contains all of the added features and functionality.

In many jurisdictions, regulators view this second submission as a modification to the first submission, which should lead to faster overall approval process. Our submission strategy was designed following consultations with the gaming regulators, and has proved instrumental in our success to date in meeting our milestone objectives.

Let me first address CPU-NXT. As a result of the positive response from the regulators to the first submission of the CPU-NXT version designed by Sierra Design Group, along with its superior technology and ease of future evolution, we have elected to commercialize the SDG developed version instead of the internally-developed version of CPU-NXT. The first submission of CPU-NXT has been approved by two of the six North American labs, is currently on field trial and one additional jurisdiction, and the progress being made with internal testing in the remaining three labs is on track.

The second sellable version of CPU-NXT will be submitted to GLI later this week and be submitted to the other labs over the next few weeks. We expect to submit six new games on CPU-NXT to GLI within the next few weeks, and now anticipate starting to receive approvals for these games in




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September. With the approval for CPU-NXT and new games in hand, we will be selling CPU-NXT upgrade kits at the G2E show, and expect first shipment of these kits in October to those customers who want all the features and functionality of the new operating system without purchasing a new cabinet.

On the mechanical reel platform, we have approval for the first submission from three of the six labs, and are preparing for a field trial in one additional jurisdiction. For the remaining 2 labs, the progress being made with their internal testing is on track. We expect to submit the marketable version of this product to the six gaming labs in September, and continue to expect the first approval for this platform in April 2004.

With respect to the Bluebird cabinet, our initial submission of the mechanical reel operating system and game was made in this new cabinet. This means that as regulators approve the mechanical reel product, they are also approving the Bluebird cabinet. We now have approvals from three of the six labs on the first submission of Bluebird, and will be submitting the marketable version of the Bluebird cabinet with all the bells and whistles and the video modifications within the next few weeks. We expect first approval on the marketable version of the Bluebird cabinet from GLI in November.

With approvals for CPU-NXT new games and the Bluebird cabinet, we expect to ship our first new complete gaming devices in late November or early December. I would also add that we have submitted the first stage of our proprietary Wide-Area Progressive system to the Nevada and GLI gaming labs. Our system will require three sets of approvals -- first, an associated equipment approval for the link of the system itself, which is a submission we have recently made; second, a WAP-enabled gaming device approval; and third, approval of a game theme. We expect to begin the field trial of this system at the beginning of calendar 2004, with final regulatory approvals late in the June 2004 quarter.

Finally, we recently completed field trials and received final approval from the Nevada Gaming Control Lab for version 2.59 of our legacy operating system software. This version of the software was previously approved by GLI, and has been operating successfully in casinos since April of 2003. We will be offering both the 2.57 and 2.59 operating system as upgrades in jurisdictions that had previously not mandated upgrades.

So to summarize, we are on track for the timing of approvals that we have discussed in prior calls, and look forward to sharing with you our first CPU-NXT approvals in the next 45 days.

I would now like to turn the call back over to Brian for further commentary.

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BRIAN GAMACHE

Thanks Scott. I want to share with you how proud I am of the WMS team, and its achievements that have positioned the Company for reemergence starting next month. We are in the final stages of the second phase of our technology improvement efforts that were launched in January of 2002, and to date, our team has accomplished everything we set out to on-time and at the highest levels of quality.

These accomplishments have been no small feat, especially considering the enormity of the tasks undertaken and the obstacles we had to overcome, given the issues identified in our legacy technology. Our progress resulted from a total revamping of engineering management, processes and procedures, while incorporating the highest quality integrity in each and every product and piece of hardware and software that we develop. We are very encouraged by our progress in the regulatory approval process and fully expect to complete the few remaining steps necessary to obtain new product approvals beginning next month.



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We have a marvelous sales team that has been very active in preparing to sell our new products. Our team has remained intact and loyal during this transition period, and now they are chomping at the bit to have a full line of new WMS products to sell. Final pricing has been set and sales training is well underway. Our immediate sales focus is the installed base of over 50,000 WMS video gaming devices that can be addressed with either a CPU-NXT upgrade kit or by replacing these units with new Bluebird devices.

Based on the strong response to our refreshed participation offerings and our ongoing customer dialogue, we believe that pent-up demand exists for our products. And with great new game content, we look forward to the opportunity to rebuild and enhance our market share. In addition, later in fiscal 2004, we will be able to compete in other segments of the casino floor when our product lines expand. Any sales we achieve in those other segments of the casino floor will increase our overall market share.

Perhaps our best selling tool today is hosting customers, regulators and the financial community at our technology campus in Chicago -- letting them meet the people who have led the turnaround, and see firsthand what WMS will be offering our customers going forward. Over the last six months, our team and me have made numerous presentations, and we are delighted with the positive feedback that we have received.

I am truly excited about our presence at the G2E trade show next month, as we will showcase what can only be described as the new WMS and our expanded line of products. We will feature over 40 new game themes at the show, almost twice as many as last year -- including a couple of graphics reborn on the CPU-NXT operating system. More importantly, with over 40 games, we will have increased our productivity more than 4-fold from the 10 new themes we introduced in fiscal 2001, the year we historically sold the highest number of units. We expect that most of these games will be available for commerce during fiscal 2004.

Our long-term strategy has always been to move beyond our role as a niche player by providing gaming devices that meet all of our customers' needs. The 40-plus themes cover all of our new product lines, multi-line multi-coin video reels, mechanical reels, poker, participation offerings -- and we also look forward to demonstrating our new Wide-Area Progressive System at G2E.

With high-quality technology, a full product line and a library of great new themes, we expect to compete head-to-head with our strongest competitors. During the conference call in April, I discussed the various elements of our reemergence plan. Each of these elements remains on track, and this quarter, we are putting the finishing touches on training and execution to ensure we have the proper infrastructure in place to re-launch the Company.

This is a huge undertaking, and we have put together a battle plan for each key area -- manufacturing, service, sales, marketing and administration. We are now at the point where we can focus more effort on the long-term vision for WMS. With the net proceeds of the recent convertible note offering, we also have the capital available to draw our business and expand our intellectual property portfolio.

As we move forward, we are approaching the third phase of our technology improvement plan, with the same passion and tenacity as demonstrated in the first two phases of the plan, and expect to report on progress in this area on future conference calls.

In summary, we have continued to focus on assuring the on-time reemergence of the Company while prudently managing our financial resources and expenses. With the re-launch of the Company starting next month, we expect a steady improvement in financial results throughout fiscal 2004, after which, fiscal 2005 should result in appropriate returns on our investments in people, process and technology.


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Operator, we will now take questions.

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BILL LERNER

Two questions. Brian, you talked a little bit about 45 days from now for approvals, which takes us past mid-September and G2E. I am looking for some clarification. If you get July approvals post-G2E, does that really matter for orders at the show?

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BRIAN GAMACHE

We expect to be taking orders for approved games at the show.

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BILL LERNER

So basically what you're saying is there's a possibility that you will get GLI approvals pre-G2E?

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BRIAN GAMACHE

That is correct. Just to clarify that, there is no certainty in life, but we have been led to believe as late as this morning that we are on track for that.

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BILL LERNER

That's really helpful Secondly, you talked about the CPU-NXT upgrade kit. I don't know what you can say for competitive reasons now, obviously, but how should we think about that in terms of typical ASP? I imagine it's the same box -- physically, what is it? Is it two new pieces of glass, a chip, and CPU-NXT, or what?

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BRIAN GAMACHE

It's a little bit more complicated than the typical upgrade. As you now, we sell upgrades and refreshes as a large part of our revenue base. This new CPU-NXT upgrade sale is a very expensive board, and basically, we are replacing the board with a new game theme. And that, again -- that's going to require a little bit more of a cost situation. I would not want to disclose that today, but I can assure you that we have run this by a number of customers, and the customers are anxious to begin sending those orders our way, because they believe that it is going to breathe new life into their equipment and get a greater performance out of their games, so they are not opposed to it at all.

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SCOTT SCHWEINFURTH

If I could interject -- operators are going to have a choice. They can pay the lower-price point for a CPU-NXT upgrade kit and get all the features and functionality, including the printer, dual port easy


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pay, with a new game theme that is written for that operating system -- or they will purchase a Bluebird gaming cabinet, which will have a higher price point to it than the CPU-NXT upgrade kit.

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BRAIN GAMACHE

Again, the CPU-NXT still will have nice profit margins, like our refreshes do currently.

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OPERATOR
Harry Curtis with JP Morgan.

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HARRY CURTIS

Just to follow-up on Bill's question -- can you give us just a broad sense of the difference in price point between an upgrade kit versus a new cabinet, a fully loaded cabinet? Is it your sense that maybe 50% -- or what number would you attach -- what percentage of the installed base would you expect to be retrofitted, versus a fully new cabinet?

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BRIAN GAMACHE

The pricing standpoint, again, would be somewhere in the 40 % range of a new Bluebird cabinet is what we're anticipating. As far as the numbers, again, that would be giving guidance and I don't want to do that, to disappoint you, until we have more visibility at the show. But I would be very disappointed if we weren't able to refresh a number of games out there very quickly.

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HARRY CURTIS

The second question that I had related to your International sales, which were better than what we had thought in this quarter. What kind of a sales force do you have, and what is the opportunity for WMS, because we really have not thought about that; it's mainly been more of your domestic opportunity.

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BRIAN GAMACHE

That is an excellent point you bring up Harry, and the fact that -- our international efforts have been paramount to our ability to run this company during this transition as well as we have. We have only been in the international arena now for the last 2.5 years, and these guys are doing great with the resources that they have been given. They have achieved an incredible market-share in a very short period of time, with great customer relationships. And our games, by the way, are doing quite well. So going forward, as we migrate to a single path strategy our goal is to roll off the resources that we had on working the dual path and give that international team more engineering talent and resources so we can further enhance that market opportunity. We have just scratched the surface internationally Harry, and we think that that represents a huge upside for this company going forward.

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HARRY CURTIS

And your major market opportunities -- are they just Europe, or do you have a team in Australia? Where do you think you'll --

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BRAIN GAMACHE

We have a major office in Barcelona. We have a major international presence in Barcelona that covers Europe, we have Johannesburg and we have Australia. So those are the three hubs that we have internationally, and we have great expectations for all of them. And all three of them have contributed nicely over the last 2.5 years to our profitability.

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OPERATOR

Jeff Martin with Roth Capital Partners.

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JEFF MARTIN

I think the Street is starting to focus a little bit more on your return, and how quickly you get up to a run rate that was similar to calendar 2001. If everything goes well, do you guys try to take a stab at how quickly you think you can get up to selling 15 or 20,000 games in a year?

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BRIAN GAMACHE

We don't want to go there Jeff, but I would tell you that we did not invest the millions of dollars we did just to get back to our former levels. As far as ramping up, we think that -- as Scott mentioned in his remarks -- we're going to begin to get approvals in the very near future, and it's going to take about a six month extension of that initial approval until we get all of the approvals in North America. So you can take a guess from there, but we would -- again, as far as 2001 goes, we did not invest millions of dollars in infrastructure and additional talent to just get back to our former level.

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JEFF MARTIN

So essentially, you'll be fully prepared to approach the market within six months? Is that a safe conclusion?

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BRIAN GAMACHE

When you look at all of the product roll-outs, including the real estate product, the poker product and our Wide Area Progressive system, it will be at the latter part of fiscal 2004. So we will have, by the end of -- by the fourth quarter of this current fiscal year, we will be locked and loaded for fiscal 2005. With a steady ramping up of product along the way.

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JEFF MARTIN

On the expense line, obviously, we have been trending quite a bit higher the last couple of quarters with all the submissions you have been undertaking. Do you care to take a stab -- I know you don't want to provide guidance for fiscal 2004 yet, but care to take a stab at how much selling, administrative and R&D might increase as a percent over the next 12 months?

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BRIAN GAMACHE

In 2004, I think you can see that we have had a major ramping up of our engineering and R&D expenses, and I would look for that to somewhat stabilize. It is not going to be a significant reduction or addition from the current run rates. As far as our SG&A, a lot of that expense is good expense; it's people that we are hiring back because of volumes; it's additional sales commissions, it's marketing, it's communication -- it's telling the story. So I would look for an increase in SG&A in fiscal 2004, but to the extent of which, some of it will be very positive.

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JEFF MARTIN

Scott, just to make sure my math is right here, I am coming up with about $1.6 million operating loss for the quarter, if you back out the unusual items. Does that coincide with your numbers?

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SCOTT SCHWEINFURTH

Unfortunately, I have to blame this one on the attorneys. That would be a non-GAAP disclosure, and the new requirements for non-GAAP disclosures are so incredibly onerous that we have elected not to make any non-GAAP disclosures in our press release or on this conference call. We have previously disclosed that there was a 7 cent per share impact related to the restricted stock grant, and a 7 cent share impact related to the Rapid Roulette write-off of those assets. And the other items are in that first paragraph of our press release, and I think you can pretty easily tax effect them and do your own math.

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JEFF MARTIN

Brian, do you care to enlighten us a little bit on the size of those two large orders that you referred to?

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BRIAN GAMACHE

For competitive reasons, I would rather not Jeff. But I can assure you that over the next couple of weeks, we will be talking about them in greater detail.

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OPERATOR

Michael Novak with Frontier Capital.

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MICHAEL NOVACK

Maybe you can give us some more color on your customer relationships, how that's going and do you foresee any challenges in winning back the trust of some of your larger customers and potential customers? Do you think you'll have to do any discounting to win them back?

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BRIAN GAMACHE

Michael, to tell you the truth, our game content has never been in question. Our games have always held up very well, and make the operating partners that we have great returns on their investments. It is our technology and software that has caused them great angst over the last several quarters. And I think at the end of the day, the customer feedback that I get is that our customers want us back in the game. They want our great games, and they want them reliable. And now we can deliver that to them in a few short weeks, so the response we get from our customers has been overwhelmingly positive. They view us as a great game company, and now we will have great technology to match the great games, and I think it's a relief for them.

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OPERATOR

There are no further questions. Please continue with your presentation or any closing remarks.

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BRIAN GAMACHE

Thanks for joining us again to get this update on WMS, and we appreciate your continued support and patience. We look forward to seeing many of you at the upcoming G2E trade show, and reporting more progress on our path to future success and our first quarter of 2004 conference call in late October. Thank you.

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OPERATOR

Ladies and gentlemen, that does conclude your conference call for today. We thank you for your participation, and ask that you please disconnect your lines.

(CONFERENCE CALL CONCLUDED)

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